Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$34,288,440
Unrealized Gain (Loss) on Market Value of Commodity Futures	(15,324,280)
Dividend Income	3,769
Interest Income	4,939
ETF Transaction Fees	700
Total Income (Loss)	$18,973,568

Expenses
General Partner Management Fees	$162,097
Professional Fees	23,761
Brokerage Commissions	16,287
Directors' Fees and insurance	7,225
SEC & FINRA Registration Expense	22,010
Total Expenses	$231,380
Net Income (Loss)	$18,742,188

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/21	$245,807,343
Withdrawals (450,000 Shares)	(9,844,619)
Net Income (Loss)	18,742,188

Net Asset Value End of Month	$254,704,912
Net Asset Value Per Share (11,450,000 Shares)	$22.24

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596